Exhibit 99.(j)(1)

 Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 93 to the Registration Statement (Form N-1A, No 033-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our report, dated February 24, 2011, on the Active International Allocation Portfolio, Advantage Portfolio, Asian Equity Portfolio, Emerging Markets Portfolio, Emerging Markets Debt Portfolio, Focus Growth Portfolio, Global Advantage Portfolio, Global Discovery Portfolio, Global Franchise Portfolio, Global Opportunity Portfolio, Global Real Estate Portfolio, Growth Portfolio, International Advantage Portfolio, International Equity Portfolio, International Opportunity Portfolio, International Real Estate Portfolio, International Small Cap Portfolio, Opportunity Portfolio, Small Company Growth Portfolio, Select Global Infrastructure Portfolio, and U.S. Real Estate Portfolio (the twenty-one portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2011